Exhibit 10.2.12

December 31, 2017

CorEnergy Infrastructure Trust, Inc.
1100 Walnut Street, Suite 3350
Kansas City, Missouri 64106
Re:    Management Fee for the Quarter Ended December 31, 2017
Ladies and Gentlemen:
Reference is made to that certain Management Agreement, dated as of May 8, 2015 and effective as of May 1, 2015, by and between CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Company”), and Corridor InfraTrust Management, LLC, a Delaware limited liability company (the “Manager”) (as such agreement has been, as may be further, amended, restated, supplemented or otherwise modified from time to time, the “Management Agreement”). Capitalized terms used and not defined herein are used as defined in the Management Agreement.

The Company and the Manager have entered into this Letter Agreement, effective as of December 31, 2017, to clarify the application of the Management Fee provisions set forth in Section 8(a) of the Management Agreement to the Company’s December 29, 2017 acquisition of the remaining 18.95% interest in Pinedale Corridor, LP, previously held by the Prudential Insurance Company of America. This letter documents that the Manager has proposed, and the Company has agreed, that solely for the purpose of calculating the quarterly Management Fee due as of December 31, 2017, the definition of “Managed Assets” set forth in Section 8(a) of the Management Agreement shall be applied in a manner that continues to reduce Managed Assets by the initial invested value of the non-controlling interest in Pinedale Corridor, LP. This letter in no way supersedes our May 9, 2016 letter agreement (effective March 31, 2016) concerning the Management Fee calculation.

The purpose of this clarification is to ensure the application of Section 8(a) of the Management Agreement to the acquisition of the remaining 18.95% interest in Pinedale Corridor, LP, in the manner that is most fair and equitable to the Company’s stockholders. Except as specifically set forth herein, all other provisions of the Management Agreement shall remain in full force and effect and shall not be affected by this Letter Agreement. Please acknowledge your agreement to the foregoing by signing this Letter Agreement as indicated below.

Very truly yours,
CORRIDOR INFRATRUST MANAGEMENT, LLC
By: /s/ Richard C. Green, Jr.
Name: Richard C. Green, Jr., Managing Director

Agreed and accepted:

CORENERGY INFRASTRUCTURE TRUST, INC.
By: /s/ David J. Schulte
Name: David J. Schulte, President

1100 Walnut Street, Suite 3350, Kansas City, MO 64106 | Main: 816.875.3705 | Fax: 816.875.5875 | corenergy.reit
1